UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	Commission file number
January 21, 2004	1-5805

J.P. MORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

270 Park Avenue, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit

12.1	Computation of Ratio of Earnings to Fixed Charges
12.2	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements
99.1	Press Release – 2003 Fourth Quarter and Full Year Results
99.2	Press Release Financial Supplement – Fourth Quarter 2003
99.3	Analyst Presentation Slides – Fourth Quarter and Full Year 2003 Financial Results

Item 9. Regulation FD Disclosure

On January 21, 2004, J.P. Morgan Chase & Co. (“JPMorgan Chase” or the “Firm”) held an investor presentation to review 2003 fourth quarter and full year earnings.

Exhibit 99.3 is a copy of slides furnished at, and posted on the Firm’s website in connection with, the presentation. The slides are being furnished pursuant to Item 9, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information in Exhibit 99.3 shall not be deemed to be incorporated by reference into the filings of the Firm under the Securities Act of 1933.

Item 12. Results of Operations and Financial Condition

On January 21, 2004, JPMorgan Chase reported 2003 fourth quarter net income of $1.86 billion, or $0.89 per share, compared to a net loss of $387 million, or ($0.20) per share, for the fourth quarter of 2002.

In 2002, results were provided on both a reported basis and an operating basis, which excluded merger and restructuring costs and special items. Operating earnings for the fourth quarter of 2002 were $730 million, or $0.36 per share.

For the full year, net income was $6.72 billion, or $3.24 per share, 304% above last year’s reported results of $1.66 billion, or $0.80 per share, and 99% higher than last year’s operating results of $3.38 billion, or $1.66 per share.

A copy of the 2003 fourth quarter earnings press release is attached hereto as Exhibit 99.1, and a copy of the press release financial supplement is attached hereto as Exhibit 99.2.

The earnings press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. These risk and uncertainties could cause JPMorgan Chase’s results to differ materially from those set forth in such forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of JPMorgan Chase and Bank One stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected. Additional risk and uncertainties are described in JPMorgan Chase’s Quarterly Report on Form 10-Q for the quarters ended September 30, 2003, June 30, 2003 and March 31, 2003, and in the 2002 Annual Report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s Internet site (http://www.sec.gov), and to which reference is hereby made.

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free coy of the joint proxy statement/prospectus, as well as other filings containing information about JPMorgan Chase, without charge, at the SEC’s Internet site (http://www.sec.gov).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE & CO.
(Registrant)

By: /s/ Joseph L. Sclafani
Joseph L. Sclafani

Executive Vice President and Controller
[Principal Accounting Officer]

Dated: January 21, 2004

EXHIBIT INDEX

Exhibit No.	Description

12.1	Computation of Ratio of Earnings to Fixed Charges
12.2	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements
99.1	Press Release – 2003 Fourth Quarter and Full Year Results
99.2	Press Release Financial Supplement – Fourth Quarter 2003
99.3	Analyst Presentation Slides – Fourth Quarter and Full Year 2003 Financial Results

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